          As filed with the Securities and Exchange Commission, November 1, 2000
              Securities Act File No. 333-_______; Exchange Act File No. 0-20760

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                            GREKA ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

            Colorado                                            84-1091986
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)


                          630 Fifth Avenue, Suite 1501
                            New York, New York 10111
                                 (212) 218-4680
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              ---------------------

                                Randeep S. Grewal
                            Greka Energy Corporation
                          630 Fifth Avenue, Suite 1501
                            New York, New York 10111
                                 (212) 218-4680
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

                          Copies of Communications to:

                             Roger V. Davidson, Esq.
                     Ballard Spahr Andrews & Ingersoll, LLP
                          1225 17th Street, Suite 2300
                             Denver, Colorado 80202
                                 (303) 292-2400
          Approximate date of commencement of proposed sale to public:
    As soon as practicable after the registration statement becomes effective

                           --------------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest investment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]__________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[x]


                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
 Title of Each Class of Securities to    Amount to      Proposed Maximum         Proposed Maximum            Amount of
            be Registered                    be        Offering Price Per    Aggregate Offering Price     Registration Fee
                                         Registered           Share
                                            (1)
--------------------------------------------------------------------------------------------------------------------------
Shares offered by selling security         21,861          $ 14.1565(2)           $  309,475(2)               $   81.70
holder

Common Stock, no par value to be          388,236 (3)         $8.50               $3,300,006                  $  871.20
issued in conversion of 9%
convertible debentures

Common Stock, no par value to be           50,000            $20.00               $1,000,000                  $  264.00
issued in conversion of 15%
convertible debentures

Common Stock, no par value issuable       127,750            $15.00               $1,916,250                  $  505.89
upon exercise of warrants

Common Stock, no par value issuable       100,000            $10.00               $1,000,000                  $  264.00
upon exercise of Class B warrants

Total                                                                             $7,525,731                  $1,986.79
==========================================================================================================================

(1) This registration statement covers an additional indeterminate number of shares of our common stock which may be issued in accordance with Rule 416.

(2) The proposed maximum offering price is estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457(c). The average of the high and low prices of our common stock reported by the Nasdaq National Market on October 31, 2000 were used for the estimate.

(3)      Estimated based on minimum conversion price.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         The information in this prospectus is not complete and may be changed. We can't nor may our selling security holder sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED NOVEMBER 1, 2000

        ----------------------------------------------------------------

                                   PROSPECTUS

                            GREKA ENERGY CORPORATION

          APPROXIMATELY 438,236 SHARES OF COMMON STOCK IN EXCHANGE FOR
                    OUTSTANDING CONVERTIBLE GREKA DEBENTURES

                                       AND

      227,750 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF WARRANTS

                                       AND

                21,861 SHARES OFFERED BY SELLING SECURITY HOLDERS

         We are offering approximately 388,236 shares in exchange for the conversion of our 9% Convertible Debentures, 50,000 shares in exchange for the conversion of our 15% Convertible Debentures and 227,750 shares issuable upon the exercise of outstanding warrants. Additionally, 21,861 shares are being offered on behalf of certain selling security holders.

         Our common stock is quoted on the Nasdaq National Market under the symbol "GRKA." The last reported sale price of our common stock on October 25, 2000 was $14.75 per share.

         We are an independent integrated energy company focused on exploiting E&P opportunities and penetrating new niche markets utilizing proprietary technology with emphasis on short radius horizontal drilling technology patented by BP Amoco. In addition to owning and operation an asphalt refinery in California, we have oil and gas production, exploration and development activities in North America and the Far East, with primary areas of activity in California, Louisiana and China.

         There are certain risks involved with the ownership of our common stock, including risks related to our business and the markets for our common stock. (See "Risk Factors" beginning on page 5.)

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is __________ ,2000

                                TABLE OF CONTENTS

                                                                                            PAGE
ABOUT THIS PROSPECTUS.........................................................................2
INFORMATION MADE AVAILABLE TO YOU.............................................................2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................................3
PROSPECTUS SUMMARY............................................................................3
RISK FACTORS..................................................................................5
USE OF PROCEEDS..............................................................................11
SELLING SECURITY HOLDERS.....................................................................11
PLAN OF DISTRIBUTION.........................................................................12
DESCRIPTION OF CAPITAL STOCK AND OTHER SECURITIES............................................14
LEGAL MATTERS................................................................................17
EXPERTS......................................................................................17
SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION.......................17


                              ABOUT THIS PROSPECTUS

         You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in these documents and the documents incorporated by reference herein. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

                        INFORMATION MADE AVAILABLE TO YOU

         This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC.

         We file annual reports, quarterly reports and current reports, proxy statements and other information with the SEC. Our file number is 0-20760.

         You may read and copy materials that we have filed with the SEC, including the registration statement, at the following SEC public reference rooms:

450 Fifth Street, N.W.      Northwest Atrium Center     7 World Trade Center
Room 1024                   500 West Madison Street     Suite 1300
Washington, D.C.  20549     Suite 1400                  New York, New York 10048
                            Chicago, Illinois 60661

         You can call the SEC at 1-800-732-0330 for further information about the public reference room.

  We are required to file electronic versions of these documents with the SEC.
           Those documents may be accessed through the SEC's Internet site at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are deemed to be incorporated by reference in this registration statement and to be a part of this prospectus.

         1. Our annual report on Form 10-K and all amendments thereto for the year ended December 31, 1999.

         2. Our quarterly reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.

         3. Our current reports on Form 8-K and all amendments thereto reporting events dated each of February 18, 2000, July 7, 2000 and September 7, 2000.

         4. Our proxy statement for our annual meeting of shareholders held December 22, 1999.

         5. The description of our no par value common stock which is contained in our amendment to the registration statement on Form 8-A filed with the SEC on September 12, 1997.

         All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus.

         We will provide, without charge, to each person to whom a copy of this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated into this prospectus by reference. Written or telephone requests for such copies should be directed to our office:
Greka Energy Corporation, 630 Fifth Avenue, Suite 1501, New York, New York 10111, (212) 218-4680.

                               PROSPECTUS SUMMARY

         This is only a summary and does not contain all the information that may be important to you. You should read the more detailed information contained in and incorporated by reference into this prospectus, including but not limited to, the risk factors beginning on page 5. "We" as used in this prospectus includes our subsidiaries unless the context requires otherwise.

ABOUT US

We are an independent, integrated energy company committed to creating shareholder value by capitalizing on consistent cash flow hedged from oil price fluctuation within integrated operations, exploiting exploration and production opportunities and penetrating new niche markets utilizing proprietary technology with emphasis on short radius horizontal drilling technology patented by BP Amoco and licensed to us. We have oil and gas production and development activities in North America and the Far East, with primary areas of activity in California, Louisiana, and China.

Our principal business office is located at 630 Fifth Avenue, Suite 1501, New York, New York 10111. The telephone number at that address is (212) 218-4680.


FORWARD-LOOKING STATEMENTS

         This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that concern our business within the meaning of Sec. 27A of the Securities Act of 1933 and Sec. 21E of the Securities and Exchange Act of 1934. All statements, other than statements of historical facts, included in or incorporated by reference into this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including the following matters are forward looking statements:

     o the benefits we expect to result from our recent acquisition of Saba Petroleum Company, including the following:
                 o    synergies in the form of increased revenues,
                 o decreased expenses and avoided expenses and expenditures that we expect to realize as a result of the transaction, and
                 o the complementary nature of our horizontal drilling technology and certain oil reserves acquired with the acquisition of Saba,

     o     future capital,
     o development and exploration expenditures, including the timing and amount
     o     drilling of wells,
     o     reserve estimates,
     o     future production of oil and gas,
     o     repayment of debt,
     o     business strategies, and
     o     expansion and growth of business operations.

         These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of the following:

     o     historical trends,
     o     current conditions,
     o     expected future developments, and
     o     other factors we believe are appropriate in the circumstances.

Such statements are subject to a number of assumptions including the following:

     o risks and uncertainties, including the risk factors in this prospectus,
     o     general economic and business conditions,
     o the business opportunities that may be presented to and pursued by us,
     o changes in laws or regulations and other factors, many of which are beyond our control, and
     o     availability to obtain project financing on favorable conditions.

Significant factors that could prevent us from achieving our stated goals include:

     o our inability to obtain financing for capital expenditures and acquisitions,
     o     declines in the market prices for oil, gas, and asphalt and
     o     adverse changes in the regulatory environment affecting us.

You are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

THE OFFERING

Shares of common stock outstanding prior to this offering              3,561,801

Shares offered for Conversion of Debentures                            438,236

Shares offered upon exercise of warrants                               227,750

Shares offered by selling security holders                             21,861

Nasdaq National Market symbol for our common stock                     GRKA

                                  RISK FACTORS

Prior to making an investment decision, you should carefully consider, together with the other information contained in and incorporated by reference into this prospectus, the following risk factors.

WE CANNOT ENSURE CONTINUED PROFITABILITY IN THE FUTURE.

While we were profitable during 1999 and have continued profitability through the first half of 2000, we incurred losses for the years ended December 31, 1998 and 1997. We may experience fluctuations in future operating results due to a variety of factors including the following:

     o     general economic conditions,
     o specific economic conditions in the asphalt and oil and gas industry, and
     o     capital and other costs relating to the expansion of operations.

Many of those factors are out of our control. There can be no assurance that our operations will continue to be profitable.

WE HAVE SUBSTANTIAL CAPITAL REQUIREMENTS.

We make, and will continue to make, substantial capital expenditures for the exploitation, production and acquisition of oil and gas reserves. We have financed these expenditures primarily from borrowings from banks and private placements of our common stock. If revenues or our ability to borrow decreases as a result of lower oil and gas prices, operating difficulties or declines in reserves, we may have limited ability to fund the capital requirements to undertake or complete future exploitation, production and acquisition programs. We cannot assure you that additional debt or equity financing or cash generated by operations will be available to meet these requirements.

WE MAY INADVERTENTLY ACQUIRE PROPERTIES WITH ENVIRONMENTAL PROBLEMS OR STRUCTURAL CONTAMINATION.

We intend to acquire additional oil and gas properties. Although we perform a review of the acquired properties that we believe is consistent with industry practices, such reviews are inherently incomplete. It generally is not feasible to review in depth every individual property involved in each acquisition. Ordinarily, we will focus our due diligence efforts on the higher valued properties and will sample the remainder. However, even an in-depth review of all properties and records may not necessarily reveal existing or potential problems nor will it permit us to become sufficiently familiar with the properties to assess fully their deficiencies and capabilities. We may not inspect every well. Additionally, structural or environmental problems, such as ground water contamination, are not necessarily observable even when we undertake an inspection. We may be required to assume preclosing liabilities, including environmental liabilities, and may acquire interests in properties on an "as is" basis. We cannot assure you that our acquisitions will be successful.

WE COMPETE WITH COMPANIES WITH GREATER MARKET SHARE AND RESOURCES.

We compete with other companies which have substantially greater market share, greater financial and other resources, better name recognition and longer operating histories. We may therefore not be able to acquire desirable oil and gas properties to develop.

WE HAVE ENVIRONMENTAL RISKS ASSOCIATED WITH ONE OF OUR MINERAL PROPERTIES IN CALIFORNIA.

         In 1993, our predecessor acquired a producing mineral interest in California from a major oil company. At the time of acquisition, our predecessor's investigation revealed that a discharge of diluent, a light, oil-based fluid which is often mixed with heavier grades of crude had occurred on the acquired property. The purchase agreement required the seller to remediate the area of the diluent spill. After we assumed operation of the property, we became aware of additional diluent contamination and believe the major oil company is responsible to remediate those areas as well. We have notified the seller of its obligation to remediate. Notwithstanding our compliance in proceeding with any required remediation on seller's account, we are committed to hold the seller accountable for the required remediation. Since the investigation is ongoing, we are unable to accurately estimate the cost.

WE HAVE ENVIRONMENTAL RISKS ASSOCIATED WITH ONE OF OUR OIL AND GAS PROPERTIES IN CALIFORNIA.

         In 1995, our predecessor agreed to acquire an oil and gas interest in California on which a number of out of production oil wells had been drilled by the seller. The acquisition agreement required that our predecessor assume the obligation to abandon any wells that it did not return to production, irrespective of whether certain consents of third parties necessary to transfer the property to us were obtained. A third party whose consent was required to transfer the property did not consent to the transfer and is holding the seller responsible for all remediation. We believe we have no financial obligation to remediate this property because we believe the seller did not give our predecessor any consideration to enter into the contract for the property. Since May 2000, we commenced remediation on the subject property as directed by the regulatory agency. Notwithstanding our compliance in proceeding with any required remediation on seller's account, we are committed to hold the seller accountable for the required obligations of the property. Since the investigation is not complete we cannot make an accurate estimation of the final cost.

WE HAVE ENVIRONMENTAL RISKS ASSOCIATED WITH OUR ASPHALT REFINERY.

         We own an asphalt refinery in Santa Maria, California, with which environmental remediation obligations are associated. The party who sold the asphalt refinery to us is performing all environmental obligations that arose during and as a result of its operations of the refinery prior to the acquisition. There could be additional environmental issues which may require material remediation efforts in the future.

WE COULD INCUR COSTS TO COMPLY WITH ENVIRONMENTAL LAWS AND REGULATIONS.

         Most of the properties that have been purchased by us have been in production for a number of years and should be expected to have environmental problems typical of oil field operations generally, and may contain other areas of greater environmental concern. We have identified a number of areas in which contamination exists on properties acquired by us.

         We have agreed to indemnify some sellers from various environmental liabilities, including those that are associated with the seller's prior obligations. Many of these properties were in production during years in which environmental controls were significantly more lax than they are presently. At the time of an acquisition, there may be unknown conditions which subsequently may give rise to an environmental liability. Consequently, it is difficult to assess the extent of our obligation under these indemnities.

OUR FOREIGN OPERATIONS HAVE CURRENCY EXCHANGE AND ASSET REPATRIATION RISKS.

         We are undertaking exploration and exploitation operations in Indonesia and China. Risks inherent in international operations generally include the following:

     o     local currency instability,
     o     inflation,
     o the risk of realizing economic currency exchange losses when transactions are completed in currencies other than United States dollars, and
     o the ability to repatriate earnings under existing exchange control laws.

         Changes in domestic and foreign import and export laws and tariffs can also materially impact international operations. In addition, foreign operations involve political, as well as economic, risks such as:

     o     nationalization,
     o     expropriation,
     o     contract renegotiation, and
     o     changes in laws resulting from governmental  changes.

         In addition, many licenses and agreements with foreign governments are for a fixed term and may not be held by production. In the event of a dispute, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in the United States. We may also be hindered or prevented from enforcing our rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity.

OUR ASPHALT HEDGING STRATEGY DOES NOT ELIMINATE FLUCTUATIONS TO OUR QUARTERLY RESULTS DUE TO VOLATILITY OF OIL AND GAS PRICES AND MARKETS.

         Our revenues, cash flow, profitability and future rate of growth are dependent upon prevailing prices for oil, gas and asphalt. Our ability to maintain or increase our borrowing capacity and to obtain additional capital on attractive terms is also to some extent dependent on these commodities prices. Historically, oil and gas prices and markets have been volatile and are likely to continue to be volatile in the future. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty and a variety of additional factors that are beyond our control. Those factors include:

     o     international political conditions,
     o     the domestic and foreign supply of oil and gas,
     o     the level of consumer demand, weather conditions,
     o     domestic and foreign governmental regulations,
     o     the price and availability of alternative fuels, and
     o     overall economic conditions.

         Significant declines in the price of oil or gas, such as the declines in oil prices during 1998, would adversely affect our revenues, operating income and borrowing capacity and may require a reduction in the carrying value of our oil and gas properties.

REPLACEMENT OF OUR OIL AND GAS RESERVES IS UNCERTAIN.

         Our future success depends upon our ability to find, develop or acquire additional oil and gas reserves that are economically recoverable. Except to the extent that we conduct successful exploitation and production activities or acquire properties containing proved reserves, our estimated net proved reserves will generally decline as reserves are produced. We cannot assure you that our planned exploitation and production projects and acquisition activities will result in significant additional reserves or that we will have continuing success drilling productive wells economically. If prevailing oil and gas prices were to increase significantly, our costs to add new reserves could increase.

         The drilling of oil and gas wells involves a high degree of risk, especially the risk of dry holes or of wells that are not sufficiently productive to provide an economic return on the capital expended to drill the wells. In addition, our drilling operations, including our contract services, may be curtailed, delayed or canceled as a result of numerous factors, including the following:

     o     title problems,
     o     weather conditions,
     o     compliance with governmental requirements, and
     o     shortages or delays in the delivery of equipment.

OUR ATTEMPTS TO ENFORCE OUR RIGHT TO REACQUIRE THE COLOMBIAN ASSETS FROM OMIMEX MAY BE UNSUCCESSFUL.

         As reported in our 10-K filed for the year ended December 31, 1999, which is incorporated herein by reference, during March of this year we exercised our option to repurchase the Colombian assets from Omimex for an estimated cost of $12,000,000. Our attempt to rescind the agreement or close our option resulted in a law suit being filed to enforce those rights, which lawsuit is presently pending. While we have projected a substantial value for the Colombian assets, there can be no guaranty that we will be successful in our efforts to force the transfer of the Colombian assets to us, nor that the out-of-pocket expense and manpower costs of the litigation will not also have a negative impact on the results of our other core operations.

OUR ESTIMATES OF OIL AND GAS RESERVES AND FUTURE NET REVENUES ARE UNCERTAIN.

         The documents incorporated by reference into this prospectus include estimates of net proved oil and gas reserves and the future net revenues from those reserves which have been prepared by us and our independent petroleum engineers. There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves, including many factors beyond our control. Reserve engineering is a subjective process of estimating the underground accumulations of oil and gas that cannot be measured in an exact manner. The estimates incorporated by reference into this prospectus are based on various assumptions required by the SEC including the following:

     o     constant oil and gas prices,
     o     operating expenses, and
     o     capital expenditures.

Those estimates therefore, are inherently imprecise indications of future net revenues. The following actual amounts may vary substantially from the estimated amounts:

     o     amount of production,
     o     revenues,
     o     taxes,
     o     development expenditures,
     o     operating expenses, and
     o     quantities of recoverable oil and gas reserves to be encountered.

         Any significant variance in the assumptions used for the estimates of reserves could materially affect the estimated quantity and value of reserves incorporated by reference into this prospectus. In addition, our reserves may be subject to downward or upward revision based upon the following:

     o     production history,
     o     results of future development,
     o     availability of funds to acquire additional reserves,
     o     prevailing oil and gas prices, and
     o     other factors.

         In addition, the calculation of the estimated present value of the future net revenue using a 10% discount rate as required by the SEC is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with our reserves or the oil and gas industry in general.

         It is also possible that independent petroleum engineers may make estimates of reserves and future net revenues from the same available data that are different than our estimates or the estimates of different independent petroleum engineers. Should this occur, management would adopt the estimates of its independent engineers.

         In calculating reserves on a barrels of oil equivalent basis, gas was converted to oil at a certain ratio. While this convention approximates the energy equivalent of oil and gas on a British thermal unit basis, it may not represent the relative prices received by us on the sale of our oil and gas production.

         The estimated future net revenues attributable to net proved reserves are prepared in accordance with SEC guidelines, and are not intended to reflect the fair market value of reserves. In accordance with the rules of the SEC, reserve estimates are prepared using period end prices received for oil and gas. Reductions in prices below those prevailing at December 31, 1999 would result in the estimated quantities and present values of reserves being reduced.

WE FACE UNINSURED RISKS.

         Our oil and gas business involves a variety of operating risks, including the following:

         o    fire
         o    explosions
         o    blow-outs
         o    pipe failure
         o    casing collapse
         o    abnormally pressured formations, and
         o    environmental hazards such as
                o    oil spills,
                o    gas leaks,
                o    ruptures, and
                o    discharges of toxic  gases.

The occurrence of any of those events could result in the following:

         o    substantial losses due to injury and loss of life,
         o severe damage to and destruction of property, natural resources and equipment,
         o    pollution and other environmental damage,
         o    clean-up responsibilities, and
         o regulatory investigation and penalties and suspension of operations

         We maintain general liability insurance coverage for our operations but have not obtained insurance coverage for certain environmental hazards. The occurrence of a significant unfavorable event not fully covered by insurance will have a material adverse effect on our financial condition and results of operations. Furthermore, we cannot predict whether insurance will continue to be available at a reasonable cost or at all.

WE FACE SUBSTANTIAL GOVERNMENTAL REGULATION AND ENVIRONMENTAL RISKS.

         Our business is subject to various laws and regulations which may be changed from time to time in response to economic or political conditions. Matters subject to regulation include the following:

         o    discharge permits for drilling operations,
         o    drilling bonds,
         o    reports concerning operations,
         o    the spacing of wells,
         o    unitization and  pooling of properties,
         o    taxation, and

         o    environmental protection.

         From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas.

WE CAN ISSUE SIGNIFICANT AMOUNTS OF STOCK WITHOUT SHAREHOLDER APPROVAL.

         The Nasdaq National Market listing requirements provide that we may issue, without shareholder approval, securities representing the present or potential issuance of up to 20% of the number of shares of common stock outstanding prior to the issuance of such securities. We have previously received shareholder approval for the issuance of up to 2,000,000 shares of our common stock for use in capital-raising activities and acquisitions. Finally, on November 3, 1999, we adopted a rights plan with our transfer agent authorizing the issuance of rights to acquire additional shares of our stock to shareholders of record at the discretion of the Board of Directors in an effort to discourage any potential attempted hostile takeovers. Any such issuances could be used as a method of discouraging, delaying or preventing a change in control of us and would significantly dilute our public ownership, which could adversely affect the market value of our common stock. There can be no assurance that we will not undertake to issue such shares if we deem it appropriate to do so.

WE HAVE NOT PREVIOUSLY PAID DIVIDENDS ON OUR COMMON STOCK.

         We have not previously paid any cash or other dividends on our common stock. We anticipate that any earnings would be retained by us to finance our operations and future growth and expansion.

THE PRICE OF OUR COMMON STOCK COULD BE VOLATILE.

         The trading prices of our common stock could be subject to wide fluctuations in response to the following:

         o quarterly variations in actual or anticipated results of our operations,
         o    changes in securities analysts' earnings estimates,
         o announcements of technological innovations by us or our competitors,
         o    general conditions in the oil and gas industry, or
         o    other factors.

         Further, the trading volume of our stock currently is relatively small, and the market for our stock may not be able to efficiently accommodate significant trades on any given day. Consequently, sizable trades of our common stock have in the past, and may in the future, cause volatility in the market price of our common stock to a greater extent than in more actively traded securities. These broad fluctuations may adversely affect the market price of our common stock.

OUR ARTICLES OF INCORPORATION ELIMINATE OUR DIRECTORS' LIABILITY.

         Our Articles of Incorporation contain a provision eliminating our directors' liability to us or our shareholders for monetary damages for a breach of their fiduciary duty. However, a director's liability is not eliminated in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation also obligate us to indemnify our directors and officers to the fullest extent permitted under Colorado law. While we believe that these provisions are very standard and necessary to assist us in attracting and retaining qualified individuals to serve as directors, they could also serve to insulate our directors against liability for actions which damage us or our shareholders.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of common stock being sold by our selling security holders nor will we receive proceeds from the conversion of our 9% convertible debenture or our 15% convertible debenture. Assuming all of the warrants and Class B warrants are exercised the Company would receive total proceeds of $2,962,060. Net proceeds less approximately $25,000 of expenses totaling $2,937,060 would be used to retire short-term debt and for general working capital purposes.

         We cannot estimate however how many if any warrants will be exercised as a result of this offering. Therefore the use of proceeds and an estimate of the net proceeds available to the Company are only estimates and the actual use of whatever funds are received by way of the exercise of these warrants may vary substantially from the information set forth herein.

                            SELLING SECURITY HOLDERS

The following table shows for the selling security holders, the following information:

         o the number shares of common stock beneficially owned by them as November 1, 2000,
         o the number of shares of common stock covered by this prospectus, and
         o the number of shares of common stock to be retained after this offering, if any.

                           Number of Shares of                            Number of Shares of
                              Common Stock        Number of shares of        Common Stock         Percent of Class
                           Beneficially Owned      Common Stock to be     Beneficially Owned     Beneficially Owned
          Name             Before the Offering            Sold            After the Offering     After the Offering
          ----             -------------------            ----            ------------------     ------------------
Joseph Weinberg                   7,635                  7,635                     0                      0
Paul and Julie Candau,
Trustees or Their
Successors INTR U/A
CANDAU FAM LIV TR DTD
5/15/95                           3,310                  3,310                     0                      0

Arthur N. Lifshutz                2,206                  2,206                     0                      0

Mildred C. Share, TTEE            1,176                  1,176                     0                      0

Norman E. Warner, TR
WEINBERG TRUST U/A DTD
5/11/82                           1,823                  1,823                     0                      0

Irving Greenhouse                   911                    911                     0                      0

Morton Jack Friedenthal
& Jane C. Friedenthal,
TTEES FOR FRIEDENTHAL
FAM TR                              800                    800                     0                      0

Advanced Clearing Corp.             400                    400                     0                      0

DB ALEX BROWN LLC                 3,600                  3,600                     0                      0

                              PLAN OF DISTRIBUTION

9% CONVERTIBLE DEBENTURES

         Our 9% convertible debentures are convertible to our common stock at the option of the holders of the debentures at any time prior to the due date of the debenture (December 31, 2005), unless previously redeemed. Upon the receipt of a duly executed notice of election to convert the debenture, we will convert the debenture to our common stock based upon a per share conversion price equal to 95% of the average closing bid price of our common stock for 30 consecutive trading days ending one day prior to the receipt of the notice of election to convert except that the conversion price shall in no case be less than $8.50 per share nor greater than $12.50 per share. We also have the right to redeem the 9% debenture by providing 30 days written notice of our intent to redeem during which time the debenture holder may convert his or her debenture. At the present time we have no intention to redeem the 9% debentures. As of the date of this prospectus, 21,861 shares of our common stock have been issued as a result of conversions and these shares are being registered for resale as part of this registration statement.

15% CONVERTIBLE DEBENTURES

         On February 26, 1999, we issued $1,000,000 in debentures convertible to our common stock presently at the rate of one share of common stock for each $20.00 of principal and accrued interest at any time on or before 5:00 p.m. Eastern Standard Time on January 31, 2001. We will effect the conversion at the request of the debenture holder upon receipt of a duly executed Notice of Election to Convert. We also have the right to call for payment the principal balance of the debenture outstanding and all accrued interest by providing a 30 day notice to our debenture holders of our intention to pay the debenture. Once the notice of call is delivered to our debenture holders, the debenture holder at his or her election may in turn deliver a duly executed Notice of Election to Convert to us during the notice period and we will in turn convert the debenture including principal and interest to our common shares at the rate of $20.00 per share of all outstanding principal and interest. At the present time we have no intention to call the 15% debentures.

THE WARRANTS

         We presently have outstanding two sets of warrants. In October of 1997 in connection with a private offering of our common stock we issued warrants to purchase a total of 127,750 shares of our common stock at a purchase price of $15.00 per share. Each warrant entitles the holder to purchase one (1) share of our common stock for $15.00 per share at any time on or before 5:00 p.m. Eastern Standard Time on December 1, 2000. We will issue a fully registered share of our common stock upon the receipt by us of the warrant certificate accompanied by a duly executed subscription form and the exercise price of $15.00 per share.

         In connection with the issuance of our $1,000,000 15% debenture on February 26, 1999 the company also issued 100,000 warrants which were designated as Class B warrants exercisable to acquire one share of our common stock for each warrant at an exercise price of $10.00 per share at any time on or before December 31, 2001. We will issue a fully registered common share to any Class B warrant holder exercising his warrants in a timely fashion upon receipt by us of the warrant certificate accompanied by a duly executed subscription form and the warrant exercise price in full.

FOR SELLING SECURITY HOLDERS

         We are also registering 21,861 shares of our common stock covered by this prospectus for selling security holders.

         As used in this prospectus, the selling security holder includes donees, pledgees, transferees or other successors in interest who will hold the selling security holders' shares after the date of this prospectus. We are paying the costs, expenses and fees of registering the common stock, but the selling security holders will pay any underwriting or brokerage commissions and similar selling expenses relating to the sale of the shares of common stock.

         The selling security holders may sell our common stock at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices or such other price as the selling security holders determine from time to time. The selling security holders may sell from time to time some or all of their common stock in one or more transactions (which may involve block transactions):

         o the Nasdaq National Market or on such other market on which the common stock may from time to time be trading;
         o    in privately negotiated transactions;
         o    short sales;
         o    in ordinary brokers' transactions;
         o    in transactions involving cross or block trades or otherwise;
         o through purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;
         o through market makers or into an existing market for the common stock;
         o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
         o in transactions in involving the writing of options, swaps or other derivatives; or
         o in any combination of the selling options described in this prospectus, or by any other legally available means.

         The selling security holders may enter into hedging transactions with broker-dealers who may engage in short sales of our common stock in the course of hedging the positions they assume. The selling security holders also may enter into option or other transactions with broker-dealers that require the delivery by those broker-dealers of the common stock. Thereafter, the shares may be resold under this prospectus.

         The selling security holders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time. We cannot assure you that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling security holders.

         In their selling activities, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the Securities Exchange Act's rules and regulations, including Regulation M, which may limit the activity of the selling security holders and the timing of purchases and sales of our common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. The foregoing may affect the marketability of the shares of our common stock. Any selling security holders who may be "affiliated purchasers" of ours as defined in Regulation M, have been further advised that they must coordinate their sales under this prospectus with each other and us for purposes of Regulation M.

         The selling security holders and any broker-dealers involved in the sale or resale of our common stock may qualify as "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act. If any selling security holders or any broker-dealer qualifies as an "underwriter," then they will be subject to the prospectus delivery requirements of Section 153 of the Securities Act, which may include delivery through the facilities of the NASD.

         In conjunction with sales to or through brokers, dealers or agents, the selling security holders may agree to indemnify them against liabilities arising under the Securities Act. We know of no existing arrangements between the selling security holders, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

         In addition to selling its common stock under this prospectus, the selling security holders may:

         o Transfer their common stock in other ways not involving market makers or established trading markets, including by gift, distribution, or other transfer; or
         o Sell their common stock under Rule 144 of the Securities Act, if the transaction meets the requirements of Rule 144.

         We will amend or supplement this prospectus if required under the Securities Act.

                DESCRIPTION OF CAPITAL STOCK AND OTHER SECURITIES

GENERAL

         Our Articles of Incorporation authorize us to issue 50,000,000 shares of no par value common stock, and 50,000,000 shares of no par value Preferred Stock. The shares of our preferred stock are issuable from time to time in one or more series and with such designations, powers, preferences and rights, and qualifications, limitations or restrictions as may be determined by the board, consistent with the Articles and with the laws of the State of Colorado. At the present time no shares of preferred stock are issued and outstanding, and no series of preferred stock has been designated.

COMMON STOCK

         We had approximately 3,561,801 shares of common stock outstanding prior to this offering, which were held by approximately 6,480 shareholders. Each share of common stock entitles the shareholder to one vote. Holders of common stock are not entitled to cumulative voting in the election of directors and have no preemptive or subscription rights except with respect to the Right Plan discussed below. Subject to the rights of holders of any outstanding shares of preferred stock, shares of common stock are entitled to share equally in dividends paid from the funds legally available for the payment thereof, when, as and if declared by the board. Subject to the rights of holders of any outstanding shares of preferred stock, holders of common stock are also entitled to share ratably in our assets available for distribution to holders of common stock upon our liquidation or dissolution, whether voluntary or involuntary. The common stock is listed on the Nasdaq National Market under the symbol "GRKA." Our transfer agent is The Bank of New York, New York, NY.

OPTIONS

         As of October 30, 2000, options to purchase an aggregate of 1,400,000 shares of the common stock were issued and outstanding. These options were issued to several of our employees and directors, and to various consultants. The exercise price of these options varies from a minimum of $5.00 per share to a high of $8.625 per share.

WARRANTS

         We have outstanding warrants to purchase an aggregate of 227,750 shares of common stock, as described below.

         In October 1997, in connection with a private offering of our common stock, we issued warrants to purchase 127,750 shares as part of a unit of common stock and warrants. Each warrant entitles the holder to purchase one share of our common stock for a purchase price of $15.00 per share. While the warrants were originally intended to expire on December 31, 1999, the board of directors at a meeting called for that purpose determined to extend the exercise period of the warrants until 5:00 Eastern Standard Time on December 1, 2000 after which date they will expire and be of no effect. The warrant may be exercised by surrendering the warrant along with a duly executed subscription form and the purchase price for the number of warrants being exercised to our transfer agent who will in turn tender the purchase price to us and the duly registered common shares to the exercising holder. The warrants provide for an adjustment of the exercise price should we issue a common stock dividend or engage in a forward or a reverse split of our common shares, however, none of these anti-dilution provision events have occurred through the date of this Prospectus. The warrant also provides that the Company may call the exercise of the warrant if at any time prior to the expiration date, the Company's common stock trades on the Nasdaq National Market System at a price in excess of $45.00 per share. Once called, the holders of the warrant will have 30 days in which to exercise the warrant or they will expire.

         In connection with the issuance of the $1,000,000 debenture on February 26, 1999, the Company also issued one warrant for each $10.00 of investment in the debenture or a total of 100,000 warrants. These warrants were designated as Class B warrants and are exercisable at any time through 5:00 Eastern Standard Time on December 31, 2001. Each Class B warrant entitles the holder to purchase one share of common stock for an exercise price of $10.00 per share by delivering the warrant along with the duly executed warrant subscription agreement and the exercise price to the Company's transfer agent on or before the expiration date, December 31, 2001. The Class B warrants have anti-dilution provisions providing for an adjustment of the purchase price and the number of shares which the warrants may be converted into should we issue a stock dividend or otherwise engage in forward or reverse split transactions. The Class B warrants do not provide for a call provision, therefore, we can not require that a Class B warrant holder exercise the warrants prior to the expiration date or provide for an earlier expiration date as a result of a call.

9% CONVERTIBLE DEBENTURES

         Our 9% convertible debentures are convertible to our common stock at the option of the holders of the debentures at any time prior to the due date of the debenture (December 31, 2005), unless previously redeemed. Upon the receipt of a duly executed notice of election to convert the debenture, we will convert the debenture to our common stock based upon a per share conversion price equal to 95% of the average closing bid price of our common stock for 30 consecutive trading days ending one day prior to the receipt of the notice of election to convert except that the conversion price shall in no case be less than $8.50 per share nor greater than $12.50 per share. We also have the right to redeem the 9% debenture by providing 30 days written notice of our intent to redeem during which time the debenture holder may convert his or her debenture. At the present time we have no intention to redeem the 9% debentures. As of the date of this prospectus, 21,861 shares of our common stock have been issued as a result of conversions and these shares are being registered for resale as part of this registration statement.

         Our debentures provide registration rights relative to the common shares underlying the conversion rights which are being met pursuant to the registration statement, of which this Prospect forms a part. Greka is obligated within ninety days of issuance of the debenture to file a registration statement registering the common shares underlying the conversion privileges or the resale of the common shares issued pursuant to a conversion notice received prior to the date a registration statement is declared effective by the Securities and Exchange Commission.

15% CONVERTIBLE DEBENTURES

         On February 26, 1999, we issued $1,000,000 in debentures convertible to our common stock presently at the rate of one share of common stock for each $20.00 of principal and accrued interest at any time on or before 5:00 p.m. Eastern Standard Time on January 31, 2001. We will effect the conversion at the request of the debenture holder upon receipt of a duly executed Notice of Election to Convert. We also have the right to call for payment the principal balance of the debenture outstanding and all accrued interest by providing a 30 day notice to our debenture holders of our intention to pay the debenture. Once the notice of call is delivered to our debenture holders, the debenture holder at his or her election may in turn deliver a duly executed Notice of Election to Convert to us during the notice period and we will in turn convert the debenture including principal and interest to our common shares at the rate of $20.00 per share of all outstanding principal and interest. We have no present intent to call the 15% debentures.

CERTAIN VOTING REQUIREMENTS

         Our Articles of Incorporation provide that except as required by law, matters initiated by the Board of Directors shall require for approval that votes cast in favor of the matter within each voting group exceed the votes cast against the matter at a meeting at which a quorum is present. A quorum is defined as shares representing at least one-third of the shares of each voting group entitled to vote at such a meeting be represented in person or by proxy. Except as otherwise provided by law, matters not initiated by the Board of Directors shall require for approval the affirmative vote of two-thirds of all votes entitled to be cast within each voting group, except that a shareholder initiative to remove a Director shall require only a simple majority vote of those shareholders present in person or by proxy assuming a quorum.

         Additionally, our Board of Directors is elected in three groups with staggered terms, with each term lasting for three years. This provision, in addition to the shareholder rights plan discussed below, is intended to make more difficult attempts of unfriendly takeover of our company.

SHAREHOLDER RIGHTS PLAN

         In November 1999, the board of directors adopted a shareholder rights plan and declared a dividend distribution of one common share purchase right for each outstanding share of our common stock. Each right entitles the holder to purchase from us one share of common stock at an initial purchase price of $60.00 per share, subject to adjustment. The following summary of the shareholder rights plan is derived from the complete description and terms of the rights which are contained in the related rights agreement between us and The Bank of New York, which is the current rights agent.

         The rights currently are evidenced by and trade with the certificates for the outstanding shares of common stock. The rights will separate from the common stock and be separately distributed upon the earlier of:

         o the tenth day after a person or group acquires beneficial ownership of 33% or more of our outstanding shares of common stock, or

         o the tenth business day, or a later date as may be determined by a majority of the board of directors, after a person or group announces a tender or exchange offer that if completed would result in the person or group beneficially owning 33% or more of our outstanding shares of common stock.

After any separating distribution of the rights, separate rights certificates will be mailed to holders of common stock as of the date of distribution and the rights will become transferable apart from the common stock.

         The rights are not exercisable until they separate from the common stock and will expire upon the earlier of November 3, 2004 or the redemption of the rights by us as described below.

         If a person or group acquires beneficial ownership of 33% or more of the outstanding shares of common stock, then each right other than rights owned by the acquirer will entitle the holder to purchase one share of our common stock at an adjusted purchase price of 50% of the market value of the common stock at that time.

         If after a person or group acquires beneficial ownership of 33% or more of the outstanding shares of our common stock:

o        we merge into another entity,

o        an acquiring entity merges into us, or

o        we sell more than 50% of our assets or earning power,

then each right other than rights owned by the acquirer will entitle the holder to purchase a number of shares of common stock of the acquiring entity having a market value at that time of twice the purchase price under the right.

         The purchase price payable and the number of shares of common stock or other securities issuable upon exercise of the rights are subject to customary adjustments from time to time to prevent dilution.

         The rights are redeemable at the option of the board of directors for $0.01 per right at any time until after the tenth day, or a later date as may be determined by a majority of the board of directors, after public announcement that a person or group has acquired beneficial ownership of 33% or more of our common stock.

         Until a right is exercised, the holder of a right as such will not for any purpose be deemed a shareholder of the shares of common stock which may be purchased upon exercise of the right.

         The terms of the rights and the rights agreement may be amended in any respect without the consent of the rights holders on or before any separate distribution of the rights certificates. After that date the terms of the rights and the rights agreement may be amended without the consent of the rights holders to cure any ambiguities or to make changes which do not adversely affect the interests of the rights holders other than an acquirer.

                                  LEGAL MATTERS

         Ballard Spahr Andrews & Ingersoll, LLP, will pass upon the validity of common stock offered by this prospectus.

                                     EXPERTS

         The financial statements and schedules as of and for the years ending December 31, 1999 and 1998, incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated April 14, 2000 with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

         The financial statements of Greka Energy Corporation incorporated by reference in this prospectus to the extent and for the periods indicated in their reports, have been audited by Bateman & Co., Inc., P.C., independent public accountants, and are included herein in reliance upon the authority of said firms as experts in giving said reports.

         The information incorporated by reference into this prospectus regarding our total proved reserves of oil and gas was based on reports prepared by the following independent engineers: Netherland, Sewell & Associates, Inc. Our reserve estimates are incorporated by reference into this prospectus in reliance upon the authority of said persons as experts with respect to the matters covered by their reports and the giving of their reports. to us.

             SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN
                                INDEMNIFICATION

         The Colorado Business Corporation Act provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

         Our Articles of Incorporation obligate us to indemnify our directors and officers to the fullest extent permitted under Colorado law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution
         -------------------------------------------

         The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:


         Total Registration Fee Under Securities Act of 1933           $ 1,987
         Printing and Engraving                                          5,000*
         Accounting Fees and Expenses                                    5,000*
         Legal Fees and Expenses                                        10,000*
         Blue Sky Fees and Expenses (including related legal fees)       2,000*
         Transfer Agent Fees                                             1,000*
         Miscellaneous                                                     112*

Total                                                                  $25,099*
                                                                       =======

*Estimated

Item 15. Indemnification of Directors and Officers
         -----------------------------------------

         The Registrant's Articles of Incorporation eliminate the personal liability of directors to the Registrant or its shareholders for monetary damages for breach of fiduciary duty to the extent permitted by Colorado law. The Registrant's Articles of Incorporation and By-Laws provide that the Registrant shall indemnify its officers and directors to the extent permitted by Colorado law, which authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner such party reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Colorado Business Corporation Act further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise.

Item 16.  Exhibits
          --------

         The following Exhibits are filed as part of this Form S-3 Registration Statement pursuant to Item 601 of Regulation S-K or incorporated by reference to other filings:

Exhibit
Number            Description
-------           -----------
4.1               Form of 9% Subordinated Debenture with Conversion Privileges Agreement. **

4.2               Form of 15% Subordinated Debenture with Conversion Privileges Agreement.**

4.3               Form of Warrant Agreement**

4.4               Form of Class B Warrants**

5.1               Opinion of Ballard Spahr Andrews & Ingersoll, LLP concerning the legality of the common stock offered hereby.***

23.1              Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1 to this registration statement).*

Exhibit
Number            Description
-------           -----------
23.2              Consent of Arthur Andersen LLP, independent public accountants.*

23.3              Consent of Bateman & Co., Inc., P.C., independent certified public accountants.*

23.4              Consent of Netherland, Sewell & Associates, Inc. *

--------------------

*   Filed herewith.
**  Incorporated herein by reference.
*** To be filed by Amendment.

Item 17. Undertakings
         ------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
         (iii) to include any additional or changed material information on the plan of distribution.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on the 26th day of October, 2000.

                                           GREKA ENERGY CORPORATION



                                           By: /s/ Randeep S. Grewal
                                              ----------------------------------
                                              Randeep S. Grewal, Chief Executive
                                              Officer, and Chairman of the Board



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature                           Title                                               Date

/s/ Randeep S. Grewal               Chairman of the Board of                            October 26, 2000
---------------------               Directors and Chief
Randeep S. Grewal                   Executive Officer
                                    (Principal Executive
                                    Officer, Financial Officer
                                    and Accounting Officer)

/s/ Jan F. Holtrop                  Director                                            October 26, 2000
----------------------
Dr. Jan F. Holtrop

/s/ Kenton D. Miller                Director                                            October 26, 2000
--------------------
Kenton D. Miller

/s/ George G. Andrews               Director                                            October 26, 2000
---------------------
George G. Andrews

/s/ Dai Vaughan                     Director                                            October 26, 2000
---------------
Dai Vaughan

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   -----------




                                    EXHIBITS

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                     THE SECURITIES ACT OF 1933, AS AMENDED







                            GREKA ENERGY CORPORATION
                    -----------------------------------------
                    (Name of Company as specified in charter)

                            GREKA ENERGY CORPORATION

                         FORM S-3 REGISTRATION STATEMENT

         The following Exhibits are filed as part of the Registrant's Form S-3 Registration Statement pursuant to Item 601 of Regulation S-K.

         The following Exhibits are filed as part of this Form S-3 Registration Statement pursuant to Item 601 of Regulation S-K or incorporated by reference to other filings:

Exhibit
Number            Description
-------           -----------
4.1               Form of 9% Subordinated Debenture with Conversion Privileges Agreement. (filed as Exhibit 4.1 to Post Effective Amendment No. 1 to the registration statement on Form S-2, file no. 333-45352, and incorporated by reference herein).

4.2               Form of 15% Subordinated Debenture with Conversion Privileges Agreement (filed as Exhibit 4.2 to Post Effective Amendment No. 1 to the registration statement on Form S-2, file no. 333-45352, and incorporated by reference herein).

4.3               Form of Warrant to Purchase Common Stock( filed as Exhibit 4.3 to Post Effective Amendment No. 1 to the
                  registration statement on Form S-2, file no. 333-45352, and incorporated by reference herein).

4.4               Form of Class B Warrant( filed as Exhibit 4.4 to Post Effective Amendment No. 1 to the
                  registration statement on Form S-2, file no. 333-45352, and incorporated by reference herein).

5.1               Opinion of Ballard Spahr Andrews & Ingersoll, LLP concerning the legality of the common stock offered hereby.**

23.1              Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1 to this registration statement).*

23.2              Consent of Arthur Andersen LLP, independent public accountants.*

23.3              Consent of Bateman & Co., Inc., P.C., independent certified public accountants.*

23.4              Consent of Netherland, Sewell & Associates, Inc. *


--------------------

*  Filed herewith.
** To be filed by Amendment.